Exhibit 99.6

SPECIAL MEETING OF SHAREHOLDERS OF

ALLIANCE FINANCIAL CORPORATION

March 7, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
Vote online/phone until 11:59 PM EST on March 6, 2013, the day before the meeting.	ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the meeting.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, joint proxy statement/prospectus and proxy card are available at www.alliancefinancialcorporation.com.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■ 00003030300000000000	1	022813

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
The Board of Directors recommends you vote FOR the following proposals:

			FOR	AGAINST	ABSTAIN

1.   To adopt the Agreement and Plan of Merger by and between NBT Bancorp Inc., or NBT, and Alliance Financial Corporation, or Alliance, dated as of October 7, 2012, pursuant to which Alliance will merge with and into NBT with NBT surviving.

			☐	☐	☐

		2. To approve, on an advisory (non-binding) basis, the golden parachute compensation payable to the named executive officers of Alliance in connection with the merger.	☐	☐	☐

3.   To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt the merger agreement.

			☐	☐	☐

The proxies are authorized to vote in accordance with the majority vote of Alliance’s Board of Directors with respect to such other business as may properly come before the meeting.
This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the proposals listed in Items 1, 2 and 3. PLEASE SIGN AND DATE BELOW, AND RETURN.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
■

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

0 ¢

PROXY

ALLIANCE FINANCIAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

SPECIAL MEETING OF SHAREHOLDERS, MARCH 7, 2013

The undersigned hereby appoints J. Daniel Mohr and John H. Watt, Jr., and each of them, as proxies, with power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Alliance Financial Corporation to be held at Alliance Financial Corporation, 120 Madison Street, 18th Floor, Syracuse, New York 13202, Onondaga County, on the 7th of March, 2013, at 10:00 a.m. and at any adjournments or postponements thereof, and to vote as specified on the reverse side all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such meeting, and with all other powers which the undersigned would possess if personally present.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE

¢	14475	¢